Exhibit 16

September 25, 2000

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

     RE: CALIPSO, INC. Commission File No. 028287

Dear Sir/Madam,

I have read Item 4 included in the Form 8K dated September 25, 2000, of Knowledge Foundations, Inc. (formerly Calipso, Inc.) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Barry Friedman, CPA

cc: Michael W. Dochterman, President, Knowledge Foundations, Inc.